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                                                                   Exhibit 10.26

                                                     Service Agreement No. 38052
                                                          Control No. 930905-243



                             SST SERVICE AGREEMENT
              (Winter:  10,000 Dt / day; Summer:  5,000 Dt / day)

         THIS AGREEMENT, made and entered into this lst day of November, 1993, by and between COLUMBIA GAS TRANSMISSION CORPORATION ("Seller") and NASHVILLE GAS COMPANY ("Buyer").

         WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         Section 1. Service to be Rendered. Seller shall perform and Buyer shall receive service in accordance with the provisions of the effective SST Rate Schedule and applicable General Terms and Conditions of Seller's FERC Gas Tariff, Second Revised Volume No. 1 (Tariff), on file with the Federal Energy Regulatory Commission (Commission), as the same may be amended or superseded in accordance with the rules and regulations of the Commission. The maximum obligation of Seller to deliver gas hereunder to or for Buyer, the designation of the points of delivery at which Seller shall deliver or cause gas to be delivered to or for Buyer, and the points of receipt at which Buyer shall deliver or cause gas to be delivered, are specified in Appendix A, as the same may be amended from time to time by agreement between Buyer and Seller, or in accordance with the rules and regulations of the Commission. Service hereunder shall be provided subject to the provisions of Part 284.223 of Subpart G of the Commission's regulations. Buyer warrants that service hereunder is being provided on behalf of Buyer.

         Section 2. Term. Service under this Agreement shall commence as of November 1, 1993, and shall continue in full force and effect until October 31, 2010 and from year-to-year thereafter unless terminated by either party upon six (6) months' written notice to the other prior to the end of the initial term granted or any anniversary date thereafter. Pre-granted abandonment shall apply upon termination of this Agreement, subject to any right of first refusal Buyer may have under the Commission's regulations and Seller's Tariff.

         Section 3. Rates. Buyer shall pay Seller the charges and furnish Retainage as described in the above-referenced Rate Schedule, unless otherwise agreed to by the parties in writing and specified as an amendment to this Service Agreement.

         Section 4. Notices. Notices to Seller under this Agreement shall be addressed to it at Post Office Box 1273, Charleston, West Virginia 25325-1273,
Attention: Director, Transportation and Exchange and notices to Buyer shall be addressed to it at P. 0. Box
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33068, Charlotte, NC 28233 Attention: Mr. Chuck Fleenor, until changed by either party by written notice.

         Section 5. Prior Service Agreements. This Agreement is being entered into by the parties hereto pursuant to the Commission's Order No. 636 and its orders dated July 14, 1993 and September 29, 1993, with respect to Seller's Order No. 636 compliance filing and relates to the following existing Service
Agreements:

         CDS Service Agreement No. 37081, effective November 1, 1989, as it may have been amended, providing for a bundled sales, transportation and storage service under the CDS Rate Schedule.

         WS Service Agreement No. 36082, effective November 1, 1989, as it may have been amended, providing for a bundled storage and delivery service under the WS Rate Schedule.

The terms of Service Agreement No. 38052 shall become effective as of the effective date hereof, however, the parties agree that neither the execution nor the performance of Service Agreement 38052 shall prejudice any recoupment or other rights that Buyer may have under or with respect to the above-referenced Service Agreements.


NASHVILLE GAS COMPANY                    COLUMBIA GAS TRANSMISSION CORPORATION
By     /s/ C. W. Fleenor                 By      /s/ George E. Shriver
       -------------------                       ------------------------
Title  Vice President                    Title   Director T & E